Exhibit 99.2

NEWMARKET CORPORATION

NOTICE OF GUARANTEED DELIVERY

FOR TENDER OF OUTSTANDING 7 1/8% SENIOR NOTES DUE 2016

(Not to be used for Signature Guarantee)

A holder of 7 1/8% Senior Notes due 2016 (the “Old Notes”) of NewMarket Corporation (the “Company”) who wishes to tender such Old Notes pursuant to the exchange offer (the “Exchange Offer”) described in the Prospectus dated [                 ], 2007 (the “Prospectus”) and the accompanying Letter of Transmittal (the “Letter of Transmittal”) must use this form or one substantially equivalent hereto or an agent’s message relating to guaranteed delivery to accept the Company’s offer to exchange its 7 1/8% Senior Notes due 2016 (the “Exchange Notes”) for a like principal amount of its outstanding Old Notes in the following circumstances: (i) certificates representing the Old Notes are not immediately available, (ii) time will not permit such holder’s Old Notes or other required documents to reach the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date (as defined in the Prospectus), or (iii) the procedures for book-entry transfer described in the Prospectus will not be completed prior to 5:00 p.m., New York City time, on the Expiration Date. This requirement is set forth in the Prospectus in the section entitled “The Exchange Offer—Procedures for Tendering Old Notes—Guaranteed Delivery” and in the Letter of Transmittal and Instruction 2 thereto. This form may be delivered by hand or sent by overnight courier, facsimile transmission or registered or certified mail to the Exchange Agent and must be received by the Exchange Agent prior to 5:00 p.m., New York City time, on [                 ], 2007, unless extended.

To Wells Fargo Bank, N.A.

(the “Exchange Agent”)

By Registered or Certified Mail:	By Overnight Courier or By Hand:
Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.
Attention: Corporate Trust Services	Attention: Corporate Trust Services
Sixth & Marquette; N9303-120	Sixth & Marquette; N9303-120
Minneapolis, MN 55479	Minneapolis, MN 55479

By Facsimile Transmission:

Wells Fargo Bank, N.A.

(612) 667-6282

Attention: Bondholder Communications

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR TRANSMISSION HEREOF TO A FACSIMILE NUMBER OTHER THAN THOSE SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal for guarantee of signatures.

Ladies and Gentlemen:

The undersigned hereby tender(s) to NewMarket Corporation the principal amount of the Old Notes listed below, upon the terms of and subject to the conditions set forth in the Prospectus and the accompanying Letter of Transmittal and the instructions thereto (which together constitute the “Exchange Offer”), receipt of which is hereby acknowledged, pursuant to the guaranteed delivery procedures set forth in the Prospectus, as follows:

Certificate or Registration Nos. (for non-book-entry Holders)	Aggregate Principal Amount Represented by Certificate(s)	Principal Amount Tendered (must be in denominations of $2,000 and any integral multiples of $1,000 in excess of $2,000)

This Notice of Guaranteed Delivery must be signed by the Holder(s) exactly as their name(s) appear on certificates for Old Notes or on a security position listing as the owner of Old Notes, or by person(s) authorized to become Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery.

The Book Entry Transfer Facility Account Number (if the Old Notes will be tendered by book-entry transfer)

Sign Here

Account Number

Transaction code (if available)

Principal Amount Tendered
(must be in denominations of $2,000 and any integral multiples of $1,000 in excess of $2,000)

Number and Street or P.O. Box

City, State, Zip Code

Signature(s)

Dated: , 200

GUARANTEE OF DELIVERY

(Not to be used for signature guarantee)

The undersigned, a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office in the United States, or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees that, within three (3) New York Stock Exchange trading days from the date of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), or an agent’s message, together with certificates representing the Old Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Old Notes into the Exchange Agent’s account at The Depository Trust Company pursuant to the procedures for book-entry transfer set forth in the Prospectus under the caption “The Exchange Offer—Procedures for Tendering Old Notes”) and all other documents required by the Letter of Transmittal will be deposited by the undersigned with the Exchange Agent at its address set forth above.

The institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and Old Notes to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to the undersigned.

Name of Firm		Authorized Signature

Name
Address		Please Type or Print

Title
Zip Code

	Dated	, 200
Area Code and Tel. No.

NOTE:	DO NOT SEND CERTIFICATES REPRESENTING OLD NOTES WITH THIS FORM. CERTIFICATES REPRESENTING OLD NOTES SHOULD BE SENT ONLY WITH A LETTER OF TRANSMITTAL.